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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Niska Gas Partners LLC:

        We consent to the incorporation by reference in the registration statements (No. 333-177936 and No. 333-174988) on Forms S-8 and S-3 of Niska Gas Storage Partners LLC of our report dated June 11, 2012, with respect to the consolidated balance sheets of Niska Gas Storage Partners LLC as of March 31, 2012 and 2011, and the related consolidated statements of earnings, member' equity, cash flows, and comprehensive income for each of the years in the two-year period ended March 31, 2012, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of March 31, 2012, which reports appear in the March 31, 2012 annual report on Form 10-K of Niska Gas Storage Partners LLC.

                      /s/ KPMG LLP

Houston, Texas
June 11, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm